Exhibit a(4)

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 OF

THE SECURITIES EXCHANGE ACT OF 1934

For the month of December, 2005

AREL COMMUNICATIONS AND
SOFTWARE LTD.

(Translation of Registrant’s name into English)

22 Einstein St., Science Park, Building #22, P.O. Box 4042,

Kiryat Weizman, Nes Ziona 74140 Israel

(Address of Principal Executive Offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒ Form 40-F ☐

Indicate by check mark whether the registrant by furnishing the information contained in this form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934:

Yes ☐ No ☒

        On December 22, 2005, the Registrant issued the press release which is filed as Exhibit 1 to this Report on Form 6-K. This report on Form 6-K is incorporated by reference into the Registrant’s Post-Effective Amendment No. 1 on Form F-3 to Registration Statement on Form F-1 under the Securities Act of 1933, declared effective on September 2, 1999 (Registration No. 333-10684).

        This report on Form 6-K is incorporated by reference into the Registrant’s Post-Effective Amendment No. 1 on Form F-3 to Registration Statement on Form F-1 under the Securities Act of 1933, declared effective on June 28, 2000 (Registration No. 333-12076).

        This report on Form 6-K is also incorporated by reference into all other effective registration statements filed by the Registrant under the Securities Act of 1933.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Arel Communications and Software Ltd. BY: /S/ Daniel Yelin —————————————— Daniel Yelin Chief Financial Officer

Dated: December 27, 2005

Arel Communications and Software Announces Receipt of Approval by Israeli
Court to Call Shareholders' Meeting to Vote on Going Private Transaction

ATLANTA – December 22, 2005 – Arel Communications and Software Ltd. (NASDAQSC: ARLC) announced that it received today an order from the Tel-Aviv District Court, Israel approving its application to convene a shareholders’ meeting for the approval of the Going Private Transaction. As previously reported, the Company intends to submit a Schedule 13E-3 and proxy statement for review by the Securities and Exchange Commission on December 27, 2005 and anticipates that the proxy will become effective and ready for distribution to Arel’s shareholders in January 2006. Shareholders will be notified of the time and location of a special shareholders meeting that will be scheduled to vote on the transaction at that time. Should Arel complete the transaction as planned, the Company shall deregister its shares under the Securities Exchange Act of 1934 and delist from The Nasdaq Capital Market at the transaction’s close.

About Arel Communications and Software:

Arel Communications and Software is a leader in conferencing and collaboration solutions. Arel is focused on enhancing communications, facilitating workgroup collaboration and driving productivity in the enterprise. By providing a comprehensive application suite, Arel Spotlight™, for leveraging enterprise networks for rich-media communications, Arel replicates in-person meetings in the online environment. Arel’s newest solution, Arel Anyware, is an audio-visual plug-in that establishes true “face-to-face” meetings over the internet. Requiring only a webcam for full-featured video operability, users can add video conferencing to any web or IM/Presence application (such as Microsoft® Office Live Meeting™). Combining voice, video and data conferencing in one easy-to-use Web-based solution, Arel fosters interactive communications that significantly improve work environments today. Arel’s solutions impact key business processes such as corporate and marketing communications, distance learning, product development, customer relationship management, and supply chain management. Allowing geographically dispersed users to work together in groups, attend webinars and panel discussions, participate in training courses, and have one-on-one meetings with customers or colleagues, from virtually anywhere, Arel Spotlight is a powerful tool for critical business communications. For more information, visit www.arelcom.com.

This press release contains forward-looking statements that are subject to risks and uncertainties. Factors that could cause results to differ materially from these forward-looking statements include, but are not limited to, the receipt of corporate and third party approvals, obtaining the financing to carry out the proposed plan, general business conditions in the industry, changes in demand for products, the timing and amount or cancellation of orders and other risks detailed from time to time in Arel Communications and Software’s filings with the Securities and Exchange Commission. Arel is under no obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statements whether as a result of new information, future events or otherwise.

All trademarks recognized.

Contact:

Media Relations:
Affect Strategies, Inc.
John Taylor, 212-398-9680 x 140
E-mail: john@affectstrategies.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Carolyn Capaccio/Jody Burfening, 212-838-3777
E-mail: ccapaccio@lhai.com